Exhibit 4.5

eToro Group Ltd.

Incorporated in the British Virgin Islands

Company Number: 1373068

(the Company)

COMMON SHARES

SEE REVERSE FOR

CERTAIN DEFINITIONS

CUSIP: [*]

Certificate Number: ___________	Shares Issued: ___________

This is to certify that ____________________ of _______________________________ is the registered holder of ________ fully paid and non-assessable common share(s) of no par value of eToro Group Ltd., subject to the Memorandum and Articles of Association of eToro Group Ltd.

Transferable on the books of the Company in person or by duly authorized attorney upon surrender of this certificate properly endorsed.

This certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar Witness the facsimile seal of the Company and the facsimile signature of a director of the Company.

Dated:

Director	Secretary

Company Seal 2021

eToro Group Ltd.

The Company will furnish without charge to each shareholder who so requests the powers, designations, preferences, and relative, participating, optional, or other special rights of each class of shares or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences, and/or rights. This certificate and the shares represented hereby are issued and shall be held subject to all the provisions of the Company’s Memorandum and Articles of Association and all amendments thereto and resolutions of the Board of Directors (copies of which may be obtained from the secretary of the Company), to all of which the holder of this certificate by acceptance hereof assents.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM –	as tenants in common	UNIF GIFT MIN ACT -	_________Custodian _ ______ __
TEN ENT –	as tenants by the entireties		(Cust) (Minor)
JT TEN –	as joint tenants with right of survivorship		under Uniform Gifts to Minors
	and not as tenants in common		Act ___________
(State)

Additional Abbreviations may also be used though not in the above list.

For value received,_______________hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL

SECURITY OR OTHER

IDENTIFYING NUMBER OF
ASSIGNEE

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

shares of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint ________________________________________________________________________Attorney to transfer the said shares on the books of the within named Company with full power of substitution in the premises.

Dated ______________

Notice:	The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15).